UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2021

ION Geophysical Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	1-12691 (Commission file number)	22-2286646 (I.R.S. Employer Identification No.)

2105 CityWest Blvd., Suite 100, Houston, Texas 77042-2855
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (281) 933-3339

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2021, ION Geophysical Corporation (the “Company”) issued the attached press release announcing the election of Mr. Mark J. Doran and Mr. Gary L. Pittman to the Board of Directors of the Company (the “Board”), effective June 28, 2021. Each was also appointed to the Audit Committee of the Board. Messrs. Doran and Pittman were elected for a term commencing on June 28, 2021. Mr. Doran's term will expire at the 2023 annual meeting of the Company’s shareholders or until his successors shall have been elected and qualified or his earlier resignation or removal. Mr. Pittman's term will expire at the 2022 annual meeting of the Company’s shareholders or until his successors shall have been elected and qualified or his earlier resignation or removal.

Mr. Doran, age 57, brings over 30 years of experience as a banker and private equity executive to ION.  He is the Founder of Taft Point Capital, which invests in early and growth phase private companies.  He also provides board level advice on strategic change and organization development.  Previously, as a partner at the private equity firm Freeman Spogli & Co., he participated in fourteen transactions, investing approximately $1 billion of equity, which returned approximately $3 billion. He currently serves on the Board of Directors of Premier Brands Group (formerly Nine West Holdings) and of Surfacide, LLC, a manufacturer of UV-C hard surface disinfection systems. Mr. Doran holds a B.A. in Economics from Saint Michael’s College in Colchester, Vermont.

Mr. Pittman, age 65, has over 30 years of corporate experience, including executive experience in the multi-client seismic data library business, and has advised both public and private companies in the energy and chemicals industries. Presently he is a Managing Director in Opportune’s Restructuring practice.  Prior to joining Opportune, Gary served as CFO for Geokinetics Inc. Mr. Pittman has served as Chief Financial Officer of several public and private companies in various sectors, and has significant experience in mergers and acquisitions, divestments, IPOs, lease and project finance, and debt restructurings. Mr. Pittman earned his B.A. and M.B.A. from the University of Oklahoma.

 Each of Mr. Doran and Mr. Pittman were appointed by the holder of the Company’s Series A Preferred Stock, in accordance with the recently completed restructuring transactions. (The holder is the trustee under the indenture governing the Company’s 8.00% Senior Secured Second Priority Notes due 2025.) There are no family relationships among any of the Company’s directors or executive officers and Messrs. Doran and Pittman. Messrs. Doran and Pittman do not have any direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release, dated June 30, 2021
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ION GEOPHYSICAL CORPORATION

By: /s/ Matthew Powers Matthew Powers Executive Vice President, General Counsel and Corporate Secretary
Date: June 30, 2021